Exhibit 99.1

Press Release

RELEASE DATE:	January 25, 2019	Contact:	Gary Reilly
	For Immediate Release		Senior Vice President and Chief Credit Officer
(215) 755-1500

PRUDENTIAL BANK ANNOUNCES PROGRAM TO ASSIST LOAN CUSTOMERS AFFECTED BY THE GOVERNMENT SHUTDOWN

Philadelphia, Pennsylvania (January 25, 2019) -- Prudential Bancorp, Inc. (the “Company”) (Nasdaq: PBIP) announced that its banking subsidiary, Prudential Bank, has developed a program to assist existing loan customers affected by the government shutdown with their loan payments.  Interested borrowers can obtain more information on our website, www.psbanker.com.

“Prudential Bank is committed to serving our community and sympathizes with the plight of the federal government employees who have not been receiving paychecks as a result of the partial government shutdown” said Dennis Pollack, President and Chief Executive Officer. Mr. Pollack went on to say, “No adverse credit reporting would result from any borrower that uses this program and there is no service charge to the borrower for this service.”

About Prudential Bancorp, Inc.:

Prudential Bancorp, Inc. is the holding company for Prudential Bank. Prudential Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as nine additional full-service financial centers, seven of which are in Philadelphia, one is in Drexel Hill, Delaware County, and one is in Huntingdon Valley, Montgomery County, Pennsylvania.  At December 31, 2018, the Company had total assets of $1.1 billion, total liabilities of $984.5 million and total stockholders’ equity of $130.7 million.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, or other conditions relating to the Company. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission (“SEC”) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities; changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company’s loan, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees; and the success of the Company at managing the risks involved in the foregoing.

The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the SEC, including the “Risk Factors” section in its most Annual Report on Form 10-K for the year ended September 30, 2018, as supplemented by its quarterly or other reports subsequently filed with the SEC.

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